Exhibit 99.1
Dobson Communications Reports Second Quarter 2007 Results
OKLAHOMA CITY, Aug. 8, 2007 (PRIME NEWSWIRE) — Dobson Communications Corporation (Nasdaq:DCEL) today announced its operating results for the second quarter ended June 30, 2007.
Dobson reported net income applicable to common shareholders of $16.1 million, or $0.09 per share, for the second quarter of 2007. (See Table 1.) For the second quarter of 2006, Dobson reported a net loss applicable to common shareholders of $8.4 million, or $0.05 per share.
EBITDA for the second quarter of 2007 was $132.4 million, compared with EBITDA of $107.3 million for the second quarter of 2006. Please see Table 3 for the reconciliation of EBITDA to GAAP measures.
Service revenue increased 18.6 percent to $264.8 million in the second quarter of 2007, compared with $223.3 million in the second quarter of 2006. ARPU was $52.15 for the second quarter of 2007, compared with ARPU of $47.89 for the second quarter in 2006. Data revenue contributed $6.09 to ARPU in the second quarter of 2007, compared with $3.72 in the second quarter of 2006.
Roaming revenue was $76.5 million in the second quarter of 2007, an increase of 7.7 percent over the same period of 2006. Roaming traffic totaled 827 million minutes of use (MOUs) for the second quarter of 2007, a 22.3 percent increase over the second quarter of 2006. Blended roaming yield was 9.3 cents for the second quarter of 2007.
While second quarter total revenue was 15.4 percent higher than that for the second quarter of 2006, the Company noted that total operating expenses grew by 11.2 percent.
Cost of service expense was $96.9 million in the second quarter of 2007, compared with $81.5 million for the second quarter of 2006. Incollect (off-network) expense was $26.7 million for the second quarter of 2007, compared with incollect expense of $20.5 million for the second quarter of 2006. The increase in cost of service from the second quarter of 2006 was also driven by higher network and cell site operating costs, reflecting the operating costs of markets acquired in the past 12 months and the addition of cell sites to strengthen GSM network performance.
Marketing and selling expense was $45.5 million for the second quarter of 2007, compared with $40.0 million for the second quarter last year. Higher marketing and selling expense was driven primarily by a 10.8 percent increase in postpaid gross additions in the quarter.
General and administrative expense was $51.1 million in the second quarter of 2007, compared with $46.7 million for the second quarter of 2006. Included in the second quarter 2007 expense is approximately $1.6 million in merger-related costs. On June 29, 2007, Dobson Communications announced that it has agreed to be acquired by AT&T Inc. (NYSE:T).
Subscriber growth
Dobson reported total gross subscriber additions of 158,600 for the second quarter of 2007, compared with 127,900 gross additions in the second quarter of 2006. (See Table 3.)
Postpaid gross additions were 99,300 for the second quarter of 2007, compared with 89,600 postpaid gross additions for the second quarter of 2006.
Postpaid customer churn was 1.72 percent in the second quarter of 2007, compared with 1.84 percent for the second quarter last year.

Consequently, Dobson reported 41,700 net subscriber additions in the second quarter of 2007, comprised of 22,900 postpaid customers, 5,900 prepaid customers, and 12,900 reseller customers. In the second quarter of 2006, Dobson reported 17,300 net additional subscribers, which included the addition of 13,800 postpaid customers and 7,700 prepaid customers, and a reduction of 4,200 reseller customers.
At the end of the second quarter of 2007, 93.5 percent of total customers and 96.8 percent of postpaid customers were on GSM calling plans. A year earlier, 81.8 percent of total subscribers and 86.6 percent of postpaid subscribers were GSM.
Capital expenditures for the second quarter of 2007 were $43.4 million, reflecting the addition of 119 cell sites to the Company’s network and other capital improvements. Between its two subsidiaries, Dobson Cellular capital expenditures were $25.7 million, compared with $17.8 million at American Cellular. As of June 30, 2007, Dobson’s total network included 3,216 cell sites.
Dobson’s balance sheet at June 30, 2007 included $131.7 million in cash, $4.4 million in restricted investments and $2.8 million in short-term investments; $2.7 billion in total debt; and $135.7 million in preferred stock.
Conference Call and 2007 Guidance
The Company also announced today that it is suspending its 2007 guidance. While its acquisition by AT&T is pending, Dobson will not provide guidance on expected operating and financial results and will not conduct conference calls related to its earnings announcements. The Company noted, however, that first half 2007 results exceeded the expectations underlying its previously announced operating and financial guidance for the year.
For further analysis of quarterly results, please see the Company’s quarterly report on Form 10-Q, which Dobson plans to file Thursday, August 9, 2007.
Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 17 states. For additional information, please visit its web site at www.dobson.net.

Table 1
Dobson Communications Corporation
Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	($ in thousands except per share data)
	(unaudited)
Operating
Revenue
Service revenue	$264,781	$223,260	$518,726	$439,355
Roaming revenue	76,525	71,043	138,475	125,823
Equipment and other revenue	18,863	17,756	37,388	34,480

Total	360,169	312,059	694,589	599,658

Operating Expenses (excluding depreciation and amortization)
Cost of service (exclusive of depreciation and amortization shown separately below)	96,933	81,503	190,170	157,576
Cost of equipment	34,253	36,545	68,045	69,115
Marketing and selling	45,497	39,996	88,342	79,119
General and administrative	51,096	46,744	99,651	94,069

Total	227,779	204,788	446,208	399,879

EBITDA(a)	132,390	107,271	248,381	199,779
Gain on disposition of operating assets	1,567	1,593	3,133	3,257
Depreciation and amortization	(48,453)	(48,155)	(98,632)	(98,430)

Operating income	85,504	60,709	152,882	104,606
Interest expense	(55,402)	(57,414)	(114,087)	(114,821)
Loss on redemption of mandatorily redeemable preferred stock	—	(37)	—	(1,482)
Dividends on mandatorily redeemable preferred stock	—	—	—	(709)
Loss from extinguishment of debt	(55)	(12,660)	(57,578)	(12,717)
Other income, net	2,470	1,636	4,045	3,535
Minority interests in income of subsidiaries	(2,436)	(2,169)	(4,735)	(4,533)

Income (loss) before income taxes	30,081	(9,935)	(19,473)	(26,121)
Income tax (expense) benefit	(11,979)	3,892	6,977	9,181

Net income (loss)	18,102	(6,043)	(12,496)	(16,940)
Dividends on preferred stock	(2,035)	(2,374)	(4,071)	(4,749)

Net income (loss) applicable to common stock-holders	$16,067	$(8,417)	$(16,567)	$(21,689)

Basic net income (loss) applicable to common stock-holders per common share	$0.09	$(0.05)	$(0.10)	$(0.13)

Basic weighted average common shares outstanding	171,563,025	170,100,621	171,336,469	169,749,306

Diluted net income (loss) applicable to common stock-holders per common share	$0.09	$(0.05)	$(0.10)	$(0.13)

Diluted weighted average common shares outstanding(b)	189,285,064	170,100,621	171,336,469	169,749,306

(a)	EBITDA is defined as net income (loss) before gain on disposition of operating assets, depreciation and amortization, interest expense, loss on redemption of mandatorily redeemable preferred stock, dividends on mandatorily redeemable preferred stock, loss from extinguishment of debt, other income, net, minority interest in income of subsidiaries and income tax (expense) benefit. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital intensive industry such as wireless communications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with generally accepted accounting principles, or GAAP, as an alternative to cash flows from operating activities in accordance with GAAP, or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

(b)	For the three months ended June 30, 2007, dilutive shares include potentially dilutive shares from option grants and our convertible debt. Our Series F convertible preferred stock is anti-dilutive for the three months ended June 30, 2007.

Table 2
Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

Balance Sheet Data:	June 30,	December 31,
	2007	2006
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (a)	$131.7	$117.1
Restricted investments	$4.4	$4.4
Short-term investments	$2.8	$5.0

Debt:
DCC Senior Floating Rate Notes	$150.0	$150.0
DCC Senior Convertible Debentures	160.0	160.0
DCS 8.375% Senior Notes	510.0	511.2
DCS 9.875% Senior Notes	325.0	325.0
DCC 8.875% Senior Notes	419.7	419.7
ACC Credit Facility	897.8	124.7
ACC 9.5% Senior Notes, net	16.3	15.8
ACC 10.0% Senior Notes	185.7	900.0

Total debt	$2,664.5	$2,606.4

Preferred Stock:

Series F Preferred Stock	$135.7	$135.7

	Six Months Ended June 30,
	2007	2006
	($ in millions)	($ in millions)
Capital Expenditures:	$79.3	$81.4

(a)	Includes $23.3 million and $36.5 million of cash and cash equivalents from American Cellular Corporation at June 30, 2007 and December 31, 2006, respectively.

Table 3
Dobson Communications Corporation

	For the Quarter Ended
	6/30	3/31	12/31	9/30	6/30
	2007	2007	2006	2006	2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$264,781	$253,945	$247,106	$232,324	$223,260
Roaming revenue	76,525	61,950	70,089	87,365	71,043
Equipment and other revenue	18,863	18,525	17,873	16,681	17,756

Total	360,169	334,420	335,068	336,370	312,059

Operating Expenses (excluding depreciation and amortization)
Cost of service	96,933	93,237	94,558	88,809	81,503
Cost of equipment	34,253	33,792	33,911	33,152	36,545
Marketing and selling	45,497	42,845	43,854	42,155	39,996
General and administrative	51,096	48,555	49,365	47,527	46,744

Total	227,779	218,429	221,688	211,643	204,788

EBITDA (a)(b)	$132,390	$115,991	$113,380	$124,727	$107,271

Pops	12,672,900	12,672,900	12,672,900	12,052,700	12,039,200

Post-paid
Gross Adds	99,300	94,300	95,000	92,100	89,600
Net Adds	22,900	12,900	15,100	11,300	13,800
Subscribers	1,489,000	1,466,100	1,453,200	1,390,800	1,378,900
Churn	1.72%	1.86%	1.84%	1.95%	1.84%

Pre-paid
Gross Adds	32,200	28,600	39,700	33,300	23,900
Net Adds	5,900	1,200	16,100	14,500	7,700
Subscribers	114,600	108,700	107,500	88,500	73,200

Reseller
Gross Adds	27,100	9,800	11,100	14,100	14,400
Net Adds	12,900	(4,200)	(3,100)	(2,300)	(4,200)
Subscribers	114,900	102,000	106,200	109,300	111,600

Total
Gross Adds	158,600	132,700	145,800	139,500	127,900
Net Adds	41,700	9,900	28,100	23,500	17,300
Subscribers	1,718,500	1,676,800	1,666,900	1,588,600	1,563,700
ARPU	$52.15	$50.73	$49.92	$49.16	$47.89
Penetration	13.6%	13.2%	13.2%	13.2%	13.0%

(a)	Includes $2.8 million, $2.6 million, $2.5 million, $2.7 million and $2.5 million of EBITDA for the quarters ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$18,102	$(30,598)	$1,742	$27,979	$(6,043)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	(48,453)	(50,179)	(50,097)	(47,776)	(48,155)
Gain on disposition of operating assets	1,567	1,566	1,567	1,566	1,593
Interest expense	(55,402)	(58,685)	(59,423)	(57,840)	(57,414)
Loss on redemption of mandatorily redeemable preferred stock	—	—	—	—	(37)
Loss from extinguishment of debt	(55)	(57,523)	(522)	—	(12,660)
Other income, net	2,470	1,575	2,245	1,810	1,636
Minority interests in income of subsidiaries	(2,436)	(2,299)	(2,248)	(2,447)	(2,169)
Income tax (expense) benefit	(11,979)	18,956	(3,160)	7,939	3,892

EBITDA	$132,390	$115,991	$113,380	$124,727	$107,271

Table 4
Dobson Cellular Systems

	For the Quarter Ended
	6/30	3/31	12/31	9/30	6/30
	2007	2007	2006	2006	2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$158,486	$150,476	$146,198	$140,711	$133,739
Roaming revenue	42,096	33,386	36,724	47,869	41,548
Equipment and other revenue	15,309	15,305	15,351	14,701	15,277

Total	215,891	199,167	198,273	203,281	190,564

Operating Expenses(excluding depreciation and amortization)
Cost of service	57,805	56,601	55,703	55,018	52,478
Cost of equipment	20,210	20,339	20,300	20,676	22,613
Marketing and selling	26,310	24,865	25,752	25,007	24,311
General and administrative	29,881	27,926	28,922	27,919	27,319

Total	134,206	129,731	130,677	128,620	126,721

EBITDA(a)(b)	$81,685	$69,436	$67,596	$74,661	$63,843

Pops	6,913,700	6,913,700	6,913,700	6,724,700	6,711,200

Post-paid
Gross Adds	58,800	55,900	58,900	58,200	56,100
Net Adds	16,000	11,000	13,900	11,700	11,500
Subscribers	838,500	822,500	811,500	797,600	785,300
Churn	1.72%	1.83%	1.87%	1.96%	1.91%

Pre-paid
Gross Adds	20,500	17,100	24,600	21,100	16,100
Net Adds	3,700	(200)	8,900	9,200	5,100
Subscribers	70,400	66,700	66,900	58,000	48,000

Reseller
Gross Adds	15,300	7,300	7,800	9,400	9,300
Net Adds	7,800	(200)	400	1,300	600
Subscribers	73,900	66,100	66,300	65,900	64,600

Total
Gross Adds	94,600	80,300	91,300	88,700	81,500
Net Adds	27,500	10,600	23,200	22,200	17,200
Subscribers	982,800	955,300	944,700	921,500	897,900
ARPU	$54.70	$52.91	$52.34	$51.59	$50.15
Penetration	14.2%	13.8%	13.7%	13.7%	13.4%

(a)	Includes $2.8 million, $2.6 million, $2.5 million, $2.7 million and $2.5 million of EBITDA for the quarters ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$10,597	$2,730	$(293)	$10,851	$(9,303)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	(28,239)	(28,851)	(28,938)	(28,389)	(28,164)
Gain on disposition of operating assets	851	850	851	850	857
Interest expense	(37,603)	(37,367)	(37,943)	(38,232)	(38,562)
Loss from extinguishment of debt	—	—	(522)	—	(12,549)
Other income, net	3,253	2,651	3,052	2,030	1,761
Minority interests in income of subsidiaries	(2,436)	(2,299)	(2,248)	(2,447)	(2,169)
Income tax (expense) benefit	(6,914)	(1,690)	(2,141)	2,378	5,680

EBITDA	$81,685	$69,436	$67,596	$74,661	$63,843

Table 5
American Cellular Corporation

	For the Quarter Ended
	6/30	3/31	12/31	9/30	6/30
	2007	2007	2006	2006	2006
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$106,295	$103,469	$100,908	$91,613	$89,521
Roaming revenue	34,429	28,564	33,365	39,496	29,495
Equipment and other revenue	6,875	6,541	6,123	5,583	6,080

Total	147,599	138,574	140,396	136,692	125,096

Operating Expenses(excluding depreciation and amortization)
Cost of service	41,057	38,565	40,711	35,648	30,881
Cost of equipment	14,043	13,453	13,611	12,476	13,932
Marketing and selling	19,330	18,004	18,066	17,198	15,786
General and administrative	22,597	22,011	22,178	21,344	21,165

Total	97,027	92,033	94,566	86,666	81,764

EBITDA(a)	$50,572	$46,541	$45,830	$50,026	$43,332

Pops	5,759,200	5,759,200	5,759,200	5,328,000	5,328,000

Post-paid
Gross Adds	40,500	38,400	36,100	33,900	33,500
Net Adds	6,900	1,900	1,200	(400)	2,300
Subscribers	650,500	643,600	641,700	593,200	593,600
Churn	1.73%	1.90%	1.82%	1.93%	1.76%

Pre-paid
Gross Adds	11,700	11,500	15,100	12,200	7,800
Net Adds	2,200	1,400	7,200	5,300	2,600
Subscribers	44,200	42,000	40,600	30,500	25,200

Reseller
Gross Adds	11,800	2,500	3,300	4,700	5,100
Net Adds	5,100	(4,000)	(3,500)	(3,600)	(4,800)
Subscribers	41,000	35,900	39,900	43,400	47,000

Total
Gross Adds	64,000	52,400	54,500	50,800	46,400
Net Adds	14,200	(700)	4,900	1,300	100
Subscribers	735,700	721,500	722,200	667,100	665,800
ARPU	$48.76	$47.88	$46.78	$45.85	$44.88
Penetration	12.8%	12.5%	12.5%	12.5%	12.5%

(a)	A reconciliation of EBITDA to net income (loss) as determined in accordance with GAAP is as follows:

Net income (loss)	$4,089	$(36,593)	$(1,359)	$4,483	$(100)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	(20,171)	(21,284)	(21,115)	(19,343)	(19,948)
Gain on disposition of operating assets	716	716	716	716	736
Interest expense	(22,591)	(25,942)	(26,420)	(24,540)	(23,779)
Loss from extinguishment of debt	(55)	(57,523)	—	—	—
Other expense, net	(1,157)	(1,505)	(1,177)	(592)	(483)
Income tax (expense) benefit	(3,225)	22,404	807	(1,784)	42

EBITDA	$50,572	$46,541	$45,830	$50,026	$43,332

CONTACT:	Dobson Communications, Oklahoma City
J. Warren Henry
(405) 529-8820